Exhibit 10.1

Amendment No. 1
to the
Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan

This Amendment No. 1 to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan (the “Plan”) was approved and adopted by the Board of Directors of Earthstone Energy, Inc. (the “Company”) on April 22, 2020, subject to approval by the stockholders of the Company, which was obtained on June 3, 2020. Accordingly, the Plan is hereby amended, effective as of June 3, 2020, as follows:

1.	The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 9,400,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 to the Plan has been executed to be effective as of June 3, 2020.

EARTHSTONE ENERGY, INC.

By: /s/ Robert J. Anderson
Name: Robert J. Anderson
Title: President and Chief Executive Officer